SUMMARY PROSPECTUS FOR NEW INVESTORS

________, 2026

JACKSON MARKET LINK PRO® ADVISORY 4
FLEXIBLE PREMIUM DEFERRED INDEX-LINKED ANNUITY

Issued by
Jackson National Life Insurance Company of New York®

This summary prospectus summarizes key features of the Jackson Market Link Pro® Advisory 4 Contract.

Before you invest, you should review the prospectus for the Jackson Market Link Pro® Advisory 4 Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at www.jackson.com/product-literature-11.html. You can also obtain this information at no cost by calling 1-800-599-5651 or by sending an email request to customercare@jackson.com.

You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.jackson.com.

You may cancel your Contract within 10 days of delivery of the Contract. Upon cancellation, you will receive Premiums paid to the Fixed Account Options, less any withdrawals from the Fixed Account Options, plus the Index Account Value without deduction for any fees and charges. You should review the prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including registered index-linked annuities, has been prepared by the SEC’s staff and is available at www.Investor.gov.

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. It is a criminal offense to represent otherwise. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state where this is not permitted.

OVERVIEW OF THE CONTRACT

Purpose of the Contract
Jackson Market Link Pro Advisory 4 is a Registered Index-Linked Annuity (“RILA”) contract. The Contract is an SEC registered, tax deferred annuity that permits you to link your investment to an Index (or multiple Indexes) over a defined period of time ("term").
The Contract is intended to help you save for retirement or another long-term investment purpose through investments in a variety of Contract Options during the accumulation phase. The Contract also offers death benefits to protect your designated Beneficiaries. Through the annuitization feature, the Contract can supplement your retirement income by providing a stream of income payments. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals.
Phases of the Contract
The Contract has two phases: the accumulation phase, when you make Premium payments to us, and the income phase, when we make income payments to you.
Accumulation Phase

The Contract is divided into two general categories for allocation of your Premium and Contract Value during the accumulation phase: the Fixed Account, where amounts earn a declared rate of interest for an annually renewable one-year term, and the Index Account, where amounts earn index-linked interest ("Index Adjustment") for a specified term based in part upon the performance of a selected Index.

A list of Contract Options and additional information about the Contract Options in which you may currently invest is provided in Appendix A: Investment Options Available Under the Contract.

Index Account
The Contract currently offers six Indexes that can be tracked in any combination, which allow for the ability to diversify among different asset classes and investment strategies. At the end of the term, we will credit positive or negative interest ("Index Adjustment") to amounts allocated to your Index Account Option based, in part, on the performance of your selected Index. If the Index Return is positive, the Contract credits any gains in that Index to your Index Account Option Value, subject to the Crediting Method you choose: Cap, Guaranteed Cap, Performance Trigger, or Performance Boost. If the Index Return is negative, the Contract credits losses, which may be either absorbed or offset, subject to a Buffer Protection Option. You could lose a significant amount of money if the Index declines in value.
Indexes: Each Index is comprised of or defined by certain securities or by a combination of certain securities and other investments. The Indexes currently offered on the Contract are the S&P 500, Russell 2000, Dow Jones Industrial Average, MSCI Emerging Markets, MSCI EAFE, and the Nasdaq-100.
Crediting Methods: Each Crediting Method provides the opportunity to receive an Index Adjustment based on any positive Index Return at the end of the Index Account Option Term. We limit the amount you can earn on an Index Account Option through the use of the Crediting Methods. The Crediting Methods currently offered on the Contract are the Cap, subject to a stated Cap Rate (and an Index Participation Rate); Guaranteed Cap, subject to a Guaranteed Cap Rate (and a Guaranteed Index Participation Rate), Performance Trigger, subject to a stated Performance Trigger Rate; and Performance Boost, subject to a stated Performance Boost Rate (and a stated Performance Boost Cap Rate) Crediting Methods. Current Cap Rates, Index Participation Rates (applicable only with the Cap Crediting Method), Guaranteed Cap Rates, Guaranteed Index Participation Rates (applicable only with the Guaranteed Cap Crediting Method), Performance Trigger Rates, Performance Boost Rates, and Performance Boost Cap Rates (applicable only with the Performance Boost Crediting Method) are provided at the time of application, and to existing owners and financial professionals at any time, upon request. Crediting methods must be elected before the start of the Term and will apply for the duration of the Term.

•Cap
◦This Crediting Method provides a positive Index Adjustment equal to any positive Index Return multiplied by the stated Index Participation Rate, subject to a stated Cap Rate.
◦The Cap Rate is the maximum amount of positive Index Adjustment you may receive. This means if the Index Return is in excess of the Cap Rate, your positive Index Adjustment will be limited by (and equal to) the Cap Rate. For example, if the Index Return is 12% and your Cap Rate under the Cap Crediting Method is 10%, we will credit you with a 10% positive Index Adjustment at the end of the Index Account Option Term, meaning your Contract Value will increase by 10%.
◦The Index Participation Rate is guaranteed to never be less than 100%. This means it will never reduce your Index Adjustment. If the Index Participation Rate is greater than 100%, it may serve to increase your Index Adjustment.
◦In no event will an available Cap Rate be lower than 18% for a 6-year Index Account Option Term, 9% for a 3-year Index Account Option Term, or 3% for a 1-year Index Account Option Term.
◦An Index Participation Rate or a Cap Rate are not a guarantee of any positive return.

•Guaranteed Cap
◦This Crediting Method provides a positive Index Adjustment equal to any positive Index Return multiplied by the stated Guaranteed Index Participation Rate, subject to a stated Guaranteed Cap Rate.
◦The Guaranteed Cap Rate is the maximum amount of positive Index Adjustment you may receive. This means if the Index Return is in excess of the Guaranteed Cap Rate, your positive Index Adjustment will be limited by (and equal to) the Guaranteed Cap Rate. For example, if the Index Return is 12% and your Guaranteed Cap Rate under the Guaranteed Cap Crediting Method is 10%, we will credit you with a 10% positive Index Adjustment at the end of the Index Account Option Term, meaning your Contract Value will increase by 10%.
◦The Guaranteed Cap Rate and the Guaranteed Index Participation Rate are declared on the first day of the initial Index Account Option Term and will not change for the duration of the Guarantee Period.
◦The Guaranteed Index Participation Rate is guaranteed to never be less than 100%. This means it will never reduce your Index Adjustment. If the Guaranteed Index Participation Rate is greater than 100%, it may serve to increase your Index Adjustment.
◦In no event will an available Guaranteed Cap Rate be lower than 9% for a 3-year Index Account Option Term, or 3% for a 1-year Index Account Option Term.
◦A Guaranteed Index Participation Rate or a Guaranteed Cap Rate are not a guarantee of any positive return.

•Performance Trigger
◦This Crediting Method provides a positive Index Adjustment equal to a stated Performance Trigger Rate if the Index Return is zero or positive.
◦The Performance Trigger Rate equals the positive Index Adjustment that you will receive if the Index Return is zero or positive, regardless of whether the actual Index Return is higher or lower than the stated Performance Trigger Rate. For example, if the Index Return is 12% and your Performance Trigger Rate under the Performance Trigger Crediting Method is 10%, we will credit you with a 10% positive Index Adjustment at the end of the Index Account Option Term, meaning your Contract Value will increase by 10%.
◦In no event will an available Performance Trigger Rate be lower than 3%.
◦A Performance Trigger Rate is not a guarantee of any positive return.
•Performance Boost
◦This Crediting Method provides a positive Index Adjustment equal to Index Return plus the stated Performance Boost Rate if the Index Return is zero, positive, or negative, but not if the negative return is equal to or in excess of the elected Buffer Protection Option, subject to a stated Performance Boost Cap Rate.
◦The Performance Boost Cap Rate is the maximum amount of positive Index Adjustment you may receive. This means that any positive Index Adjustment will always be limited by the stated Performance Boost Cap Rate. For example, if the Index Return is 12%, your Performance Boost Rate under the Performance Boost Crediting Method is 10%, and your Performance Boost Cap Rate under the Performance Boost Crediting Method is 10%, we will credit you with a 10% positive Index Adjustment at the end of the Index Account Option Term, meaning your Contract Value will increase by 10%.

◦The Performance Boost Rate boosts your Index Adjustment to a value higher than Index Return, and is equal to the Buffer percentage. Since the Performance Boost Rate is equal to the Buffer:
▪If the Index Return is negative but within the Buffer, the Index Adjustment will always be positive.
▪If the Index Return is negative and equal to the Buffer, the Index Adjustment will always be zero.
▪If the Index return is negative in excess of the Buffer, the Index Adjustment will always be negative in the amount it exceeds the Buffer.
◦The Performance Boost Crediting Method is only available with the Buffer Protection Option.
◦In no event will an available Performance Boost Rate be lower than 10% or the Performance Boost Cap Rate be lower than 30% for a 6-year Index Account Option Term, 15% for a 3-year Index Account Option Term, or 5% for a 1-year Index Account Option Term.
◦A Performance Boost Rate or a Performance Boost Cap Rate are not a guarantee of any positive return.
The Index Participation Rate, the Guaranteed Index Participation Rate, and the Performance Boost Cap Rate are not available as stand-alone Crediting Methods.
Protection Option: The Protection Option provides a level of downside protection if the Index Return is negative. We currently offer a Buffer Protection Option. The current limits on Index losses for new Index Account Option Terms are disclosed in a Rate Sheet Prospectus Supplement. To obtain a copy of the most recent Rate Sheet Prospectus Supplement(s), please visit www.jackson.com/product-literature-11.html.

A Buffer protects from loss up to a specific amount. You only incur a loss if the Index declines more than the stated Buffer percentage. For example, if an Index declines 15% and you chose a 10% Buffer, you would incur a loss of 5% for that Index Account Option Term. Available Buffer rates are guaranteed to be no less than 10% or more than 30%. Available Buffer Protection Options will always be at least 10%.
Index Account Option Terms: The Contract currently offers three term lengths: a 1-Year term, a 3-Year term, and a 6-Year term depending on the Crediting Method and Protection Option you choose.
The available Crediting Method and Protection Option rates for all Index Account Options other than the Guaranteed Cap Crediting Method are the new business and renewal rates effective as of the first day of an Index Account Option Term and will not change until the end of your Index Account Option Term. The rate for a particular Index Account Option Term may be higher or lower than the rate for previous or future Index Account Option Terms. Available rates for the Guaranteed Cap Crediting Method are the new business rates effective as of the first day of your initial Index Account Option Term and will not change until the end of your Guarantee Period.

We reserve the right to delete or add Index Account Options, Indexes, Crediting Methods, Protection Options, and Index Account Option Terms in the future. There will always be more than one Index Account Option available, and those options will always be identical or similar to one of the options disclosed in this prospectus.

Fixed Account
You also have the option to invest all or a portion of your Contract Value into a Fixed Account Option. Amounts allocated to the Fixed Account earn compounded interest at a fixed rate for the duration of the term. Currently, we offer a one-year term for amounts allocated to the Fixed Account and at the end of the one-year term, you will have the option of reallocating those amounts to Index Account Options, or to continue with the amounts in the 1-year Fixed Account Option. The credited interest rate on the Fixed Account is set annually and can be changed as each one-year term resets on the Fixed Account Option Anniversary, subject to a guaranteed minimum interest rate. The current guaranteed minimum interest rate, called the Fixed Account Minimum Interest Rate, is equal to the current minimum non-forfeiture rate of 2.40%. If you allocate Contract Value to a Fixed Account Option, the Fixed Account Minimum Interest Rate in effect at the time of the allocation will apply to that allocation until the reset of the Fixed Account Minimum Interest Rate on the next Contract Monthly Anniversary in January. At that point, the Fixed Account Minimum Interest Rate will be reset, which could change the amount of interest you earn thereafter on that allocation. We will advise you of any new Fixed Account Minimum Interest Rate in the fourth quarter report for the calendar year preceding the January Contract Monthly Anniversary on which the reset occurs. Information regarding the current minimum guaranteed interest rates are available in Appendix A: Investment Options Available Under the Contract.
There are also several short-term limited-purpose Fixed Account Options used for specific transactions under the Contract. These Fixed Account Options may not be independently elected, and have special rules governing how funds are allocated into and out of them, as described below.

•Performance Lock Holding Account
◦This Fixed Account Option is only available in connection with Performance Locks. On each Premium Allocation Anniversary, any amounts with that Premium Allocation Anniversary that are allocated to the Performance Lock Holding Account, including interest earned on those amounts, will be reallocated into a new Index Account Option identical to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term. Please note that reallocations into an Index Account Option with the Guaranteed Cap Crediting Method are not permitted. You may only elect the Guaranteed Cap Crediting Method at the time of a new Premium payment. If you have executed a Performance Lock on an Index Account Option with the Guaranteed Cap Crediting Method, on the next Premium Allocation Anniversary following that Performance Lock, we will automatically reallocate you into the identical Index Account Option with the standard (non-guaranteed) Cap Crediting Method unless you provide timely alternate transfer or reallocation instructions. See “Performance Lock” below for information on how the Performance Lock Holding Account is used for Performance Lock transfers.
•Subsequent Premium Holding Account
◦This Fixed Account Option is only available in connection with subsequent Premium payments that do not yet meet the minimum allocation requirements of the Contract. Any amounts allocated to this option will remain allocated until the earlier of (i) the date on which the total value of all Premiums since the last Premium Allocation Date plus any interest earned in the Subsequent Premium Holding Account meet the minimum allocation requirements of the Contract, or (ii) the immediate next Contract Anniversary. On each Contract Anniversary, any amounts allocated to the Subsequent Premium Holding Account, including interest earned on those amounts, regardless of whether those amounts meet the minimum allocation requirements of the Contract, will be reallocated into a new Index Account Option(s) or 1-year Fixed Account Option, subject to availability requirements, based on the most recent allocation instructions received by us in Good Order, and will begin a new Index Account Option Term or Fixed Account Option Term.
•Continuation Adjustment Holding Account
◦This Fixed Account Option is used solely for spousal continuation option adjustments. On the next Contract Anniversary, any amounts allocated to the Continuation Adjustment Holding Account in connection with a spousal continuation adjustment, including interest earned on those amounts, will be reallocated into a new Index Account Option(s) or 1-year Fixed Account Option, subject to availability requirements, based on the most recent allocation instructions received by us in Good Order, and will begin a new Index Account Option Term or Fixed Account Option Term.

Income Phase

You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments from us. Currently, we offer income options that provide payments for (i) the life of the Annuitant(s), (ii) a specified period, or (iii) a combination of life and a specified period. We may offer other options, at our discretion, where permitted by state law.

Please note that if you annuitize, your Contract Value will be converted to income payments and you may no longer withdraw money at will from your Contract.

Contract Features

Performance Lock: Performance Lock is currently available with all Crediting Method options. This feature allows you to transfer either the partial or full Interim Value from your selected Index Account Option into the Performance Lock Holding Account Option, where it will earn the declared Performance Lock Holding Account rate of interest beginning on the Performance Lock Date until the next Contract Anniversary. You can view the Interim Value for your Index Account Option(s) as of the end of the previous Business Day in your account on jackson.com or by contacting us via phone at 1-800-599-5651. We use the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your "locked in" Interim Value, and it may be higher or lower than it was on the Business Day we received your Performance Lock request. Any such transfers are subject to an Interim Value adjustment, as discussed immediately above in this Overview of the Contract section, which can substantially reduce your Index Account Option Value. A Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once a Performance Lock has been processed, it is irrevocable.

On each Premium Allocation Anniversary, any amounts with that Premium Allocation Date which allocated to the Performance Lock Holding Account as part of a Performance Lock, including interest earned on those amounts, will be reallocated into a new Index

Account Option comparable to the one from which they were originally transferred, subject to availability requirements, unless new allocation instructions have been received by us in Good Order, and will begin a new Index Account Option Term.

Please note that reallocations into an Index Account Option with the Guaranteed Cap Crediting Method are not permitted. You may only elect the Guaranteed Cap Crediting Method at the time of a new Premium payment. If you have executed a Performance Lock on an Index Account Option with the Guaranteed Cap Crediting Method, on the next Premium Allocation Anniversary following that Performance Lock, we will automatically reallocate you into a comparable Index Account Option with the same Index, and standard (non-guaranteed) Index Adjustment Factors under the Cap Crediting Method unless you provide timely alternate transfer or reallocation instructions.

Access to Your Money: You are permitted to make withdrawals under the terms of the Contract. Withdrawals taken from Index Account Options may be subject to an Interim Value adjustment. Depending on the Crediting Method, Protection Option, Index selected, and the amount of time that has elapsed in the Index Account Option Term, this adjustment could be substantial.
Death Benefit: During the accumulation phase, your Contract includes a standard death benefit. For Owners 80 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) is the greater of the Contract Value or the Premium you paid into the Contract (reduced proportionally by the percentage reduction in the Index Account Option Value and the Fixed Account Value for each partial withdrawal. For Owners age 81 or older at the Issue Date of the Contract, the standard death benefit is the Contract Value.
Contract Adjustments
Interim Value: Because the Index Account Options are designed to credit an Index Adjustment by measuring the change in the Index Return from the beginning of the Index Account Option Term to the end of the Index Account Option Term, an Interim Value calculation is necessary to determine the daily value of your Index Account Option on any given Business Day for purposes of Performance Locks or if amounts are removed from an Index Account Option prior to the end of the Index Account Option Term, including partial or total withdrawals from the Contract, automatic withdrawals, required minimum distributions ("RMDs"), direct deduction of advisory fees pursuant to our administrative rules, amounts applied to an income option upon annuitization, and payment of the Contract Value element of the death benefit. Each Index Account Option will have a separate Interim Value. Withdrawals will reduce the Interim Value. You could lose a significant amount of money due to the use of Interim Values if amounts are removed from the Index Account Options prior to the end of the Index Account Option Term.
The Interim Value is calculated based on the value of a hypothetical portfolio of financial instruments designed to replicate the value of the Index Account Option if it were held until the end of the Index Account Option Term. If you take a withdrawal that is based on Interim Value, the withdrawal will reduce the Interim Value of your Index Account Option by the amount withdrawn. Any applicable taxes, and tax penalties will subsequently be deducted from the amount you receive from a withdrawal. Please note that when calculating Interim Value, the Index Option Crediting Base is reduced proportionally to the Index Account Option Value for each withdrawal. If the Interim Value is greater than the Index Option Crediting Base, your Index Account Option Value will be decreased by less than the amount of the withdrawal; in other words, on less than a dollar for dollar basis. If the Interim Value is less than the Index Option Crediting Base, your Index Account Option Value will be decreased by more than the amount of the withdrawal; in other words, on more than a dollar for dollar basis. Amounts withdrawn during the Index Account Option Term will not receive an Index Adjustment at the end of that Index Account Option Term. This means that by transacting mid-term on Interim Value, you are reducing the Index Account Option Value that could have received an Index Adjustment at the end of the Index Account Option Term. The Interim Value may reflect a negative return even if the Index increases, and may reflect a positive return even if the Index decreases.

Interim Values generally reflect less gain and more downside than would otherwise apply at the end of the Index Account Option Term. Additionally, neither the Protection Option nor Crediting Method rates will be applied. As such, when a transaction is processed based on the Interim Value of the Index Account Option, the Interim Value could reflect less gain or more loss (possibly significantly less gain or more loss) than would be applied at the end of the Index Account Option Term.

Advisory Fee Deductions
The Contracts are available through third party financial professionals who charge an advisory fee for their services. This advisory fee is in addition to contract fees and expenses disclosed in this prospectus. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, these deductions will reduce Contract Value and may reduce your basic death benefit. The deduction of advisory fees is subject to Interim Value adjustments, and as a result, your Contract Value may be reduced by more than the amount of the advisory fee if a deduction is taken at a point in time at which the Interim Value is less than the Index Option Crediting Base.
If you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules, or your withdrawal exceeds the annual amount of 1.50% of your Contract's Withdrawal Value, your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and any return of premium portion of your basic death benefit being reduced, the withdrawal will be subject to Market Value Adjustments, any applicable taxes and tax penalties.
For more information on our administrative rules applicable to advisory fee deductions, please see “Access to Your Money - Our Administrative Rules” in the prospectus.

DEFINITIONS

Adjusted Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term, adjusted based on the Cap Rate, Index Participation Rate (applicable only with the Cap Crediting Method), Guaranteed Cap Rate, Guaranteed Participation Rate (applicable only with the Guaranteed Cap Crediting Method), Performance Trigger Rate, Performance Boost Rate, Performance Boost Cap Rate (applicable only with the Performance Boost Crediting Method), and Buffer, as applicable.

Annuitant – the natural person on whose life annuity payments for this Contract are based. The Contract allows for the naming of joint Annuitants. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Buffer - the Protection Option offered and an Index Adjustment Factor. A Buffer is the amount of negative Index price change before a negative Index Adjustment is credited to the Index Account Option Value at the end of an Index Account Option Term, expressed as a percentage. A Buffer protects from loss up to a stated amount. You only incur a loss if the Index declines more than the stated Buffer percentage during the Index Account Option Term (though it is possible to incur a loss in excess of the stated Buffer percentage if you make a withdrawal prior to the end of the Index Account Option Term).

Business Day - any day that the New York Stock Exchange is open for business during the hours in which the New York Stock Exchange is open. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

Cap Rate ("CR") or Cap - one of four currently available Crediting Methods, and an Index Adjustment Factor. The Cap Rate is the maximum positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Cap Crediting Method at the end of each Index Account Option Term after application of the Index Participation Rate.

Continuation Adjustment Holding Account - A limited purpose Fixed Account Option that is used only for spousal continuation adjustments. The Continuation Adjustment Holding Account cannot be independently elected.

Contract - the flexible premium deferred Index-linked annuity contract and any optional endorsements you may have selected.

Contract Anniversary - the Business Day on or immediately following each one-year anniversary of the Issue Date.

Contract Monthly Anniversary - each one-month anniversary of the Contract’s Issue Date.

Contract Option - one of the options offered by the Company under this Contract. The Contract Options for this product are the Fixed Account and Index Account.

Contract Value - the sum of the allocations to the Fixed Account and the Index Account.

Contract Year - the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

For example, if the Issue Date is January 15, 2026, then the end of Contract Year 0-1 would be January 14, 2027, and January 15, 2027, which is the first Contract Anniversary, begins Contract Year 1-2.

Crediting Method - the general term used to describe a method of crediting the applicable positive Index Adjustment at the end of an Index Account Option Term.

Fixed Account - a Contract Option in which amounts earn a declared rate of interest for a defined period of time.

Fixed Account Option - An option within the Fixed Account for allocation of Premium or Contract Value defined by its Premium Allocation Date and term.

Fixed Account Minimum Interest Rate - the minimum interest rate applied to the Fixed Account. The Fixed Account Minimum Interest Rate is reset annually.

Fixed Account Option Term Anniversary - the Business Day concurrent with or immediately following the end of a Fixed Account Option term.

Fixed Account Value - the value of the portion of the Premium allocated to the Fixed Account. The Fixed Account Value is equal to Premium allocated to the Fixed Account, plus interest credited daily at never less than the Fixed Account Minimum Interest Rate for the Contract per annum, less any partial withdrawals, and any amounts transferred out of the Fixed Account.

Free Withdrawal - the maximum amount that may be withdrawn each year. The Free Withdrawal amount is equal to 10% of Remaining Premium during each Contract Year, less earnings. If an RMD is applicable and exceeds 10% of Remaining Premium, the Free Withdrawal amount is equal to the RMD, less earnings.

Good Order - when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Guarantee Period - the six-year period during which the Index Adjustment Factors for the Guaranteed Cap Crediting Method remain unchanged.

Guaranteed Cap Rate ("GCR") or Guaranteed Cap - one of four currently available Crediting Methods, and an Index Adjustment Factor. The Guaranteed Cap Rate is the maximum positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Guaranteed Cap Crediting Method at the end of each Index Account Option Term after application of the Guaranteed Index Participation Rate.

Guaranteed Index Participation Rate ("GIPR") - the percentage applied to any positive Index Return in the calculation of the Index Adjustment for the Guaranteed Cap Crediting Method. The GIPR is an Index Adjustment Factor, and is declared at the beginning of the initial Index Account Option Term for Index Account Options with the Guaranteed Cap Crediting Method. The GIPR is guaranteed to be at least 100%, and will never serve to decrease an Index Adjustment. The GIPR is not a stand-alone Crediting Method. It is applicable only with the Guaranteed Cap Crediting Method.

Income Date - the date on which income payments are scheduled to begin as described in the Income Payments section of the prospectus.

Index - a benchmark used to determine the positive or negative Index Adjustment credited, if any, for a particular Index Account Option.

Index Account - a Contract Option in which amounts are credited positive or negative index-linked interest for a specified period.

Index Account Option - an option within the Index Account for allocation of Premium, defined by its Premium Allocation Date, term, Index, Crediting Method, and Protection Option.

Index Account Option Term - the selected duration of an Index Account Option.

Index Account Option Term Anniversary - the Business Day concurrent with or immediately following the end of an Index Account Option Term.

Index Account Option Value - the value of the portion of Premium allocated to an Index Account Option.

Index Account Value - the sum of the Index Account Option Values.

Index Adjustment - an adjustment to Index Account Option Value at the end of each Index Account Option Term. Index Adjustments can be zero, positive or negative, depending on the performance of the selected Index, Crediting Method, and Protection Option. The Index Adjustment is equal to the Adjusted Index Return.

Index Adjustment Factor(s) - the parameters used to determine the amount of an Index Adjustment. These parameters are specific to the applicable Crediting Method and Protection Option. Cap Rates, Guaranteed Cap Rates, Performance Trigger Rates, Performance Boost Rates, Performance Boost Cap Rates (applicable only with the Performance Boost Rate Crediting Method), Index Participation Rates (applicable only with the Cap Crediting Method), Guaranteed Index Participation Rates (applicable only with the Guaranteed (applicable only with the Cap Crediting Method), and Buffer rates are all Index Adjustment Factors.

Index Option Crediting Base - a component of the calculation we use to determine your Index Account Option Value.

Index Participation Rate ("IPR") - the percentage applied to any positive Index Return in the calculation of the Index Adjustment for the Cap Crediting Method. The IPR is an Index Adjustment Factor, and is declared at the beginning of the Index Account Option term. The IPR is guaranteed to be at least 100%, and will never serve to decrease an Index Adjustment. The IPR is not a stand-alone Crediting Method. It is applicable only with the Cap Crediting Method.

Index Return - the percentage change in an Index value measured from the start of an Index Account Option Term to the end of the Index Account Option Term.

Interim Value - the Index Account Option Value during the Index Account Option Term. The Interim Value will never be less than zero. The Interim Value is calculated on each day of the Index Account Option Term, other than the first and last days, and is the amount of Index Account Option Value available for partial or total withdrawals (including automatic withdrawals, RMDs, direct deduction of advisory fees under our administrative rules, amounts applied to an income option upon annuitization, and payment of the Contract Value element of the death benefit) or Performance Locks. The Interim Value is equal to the sum of the fixed income asset proxy and the derivative asset proxy.

Issue Date - the date your Contract is issued.

Jackson of NY, JNLNY, we, our, or us – Jackson National Life Insurance Company of New York. (We do not capitalize “we,” “our,” or “us” in the prospectus.)

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Usually, but not always, the Owner is the Annuitant. The Contract allows for the naming of joint Owners. (We do not capitalize “you” or “your” in the prospectus.) Any reference to the Owner includes any joint Owner.

Performance Boost Cap Rate ("PBCR") - an Index Adjustment Factor associated with the Performance Boost Crediting Method. The PBCR is the maximum positive Index Adjustment, expressed as a percentage, that could be credited to an Index Account Option under the Performance Boost Crediting Method at the end of each Index Account Option Term. The Performance Boost Cap Rate is not a stand-alone Crediting Method. It is applicable only when you select the Performance Boost Rate Crediting Method.

Performance Boost Rate ("PBR") - one of four currently available Crediting Methods, and an Index Adjustment Factor. The PBR is the amount that will be added to Index Return, expressed as a percentage, that will increase value of the Index Adjustment that will be credited to an Index Account Option under the Performance Boost Crediting Method at the end of each Index Account Option Term if the performance criteria are met. The Index Adjustment credited under the Performance Boost Crediting Method is limited by the Performance Boost Cap Rate.

Performance Lock - a Contract feature that permits the reallocation of full or partial Interim Value from an Index Account Option to the Performance Lock Holding Account prior to the end of the Index Account Option Term.

Performance Lock Date - the date Interim Value is reallocated to the Performance Lock Holding Account in connection with a Performance Lock.

Performance Lock Holding Account - A limited-purpose Fixed Account Option that is used for Performance Locks. The Performance Lock Holding Account cannot be independently elected.

Performance Trigger Rate ("PTR") - one of four currently available Crediting Methods, and an Index Adjustment Factor. The PTR is the amount of positive Index Adjustment, expressed as a percentage, that will be credited to an Index Account Option under the Performance Trigger Crediting Method at the end of each Index Account Option Term if the performance criteria are met.

Premium - consideration paid into the Contract by or on behalf of the Owner.

Premium Allocation Anniversary - the Business Day on or immediately following each one-year anniversary of the Premium Allocation Date.

Premium Allocation Date - the date that initial or subsequent Premium is allocated to the 1-year Fixed Account Option or any Index Account Option.
Protection Option - a Protection Option provides varying levels of partial protection against the risk of loss of Index Account Option Value when Index Return is negative.

Remaining Premium - total Premium paid into the Contract, reduced by withdrawals of Premium.

Required Minimum Distributions ("RMDs") – for certain qualified Contracts, the amount defined under the Internal Revenue Code as the minimum distribution requirement as applied to your Contract only. This definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the Owner of a qualified Contract.

Subsequent Premium Holding Account - A limited purpose Fixed Account Option that is used for subsequent premium before it is allocated to the 1-year Fixed Account Option or Index Account Options. The Subsequent Premium Holding Account cannot be independently elected.

Withdrawal Value - the amount payable upon a total withdrawal of Contract Value. The Withdrawal Value is equal to the Contract Value, subject to any applicable positive or negative Interim Value adjustment.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	FEES, EXPENSES, AND ADJUSTMENTS	Location in Prospectus
Are There Charges or Adjustments for Early Withdrawals?
Yes. If all or a portion of Contract Value is removed from an Index Account Option before the end of the Index Account Option Term, or you exercise a Performance Lock, we will apply an Interim Value adjustment, which may be negative. The Interim Value adjustment applies upon partial or total withdrawals from the Contract, automatic withdrawals, RMDs, direct deduction of advisory fees pursuant to our administrative rules, amounts applied to an income option upon annuitization, and payment of the Contract Value element of the Death Benefit. You could lose up to 100% of your investment due to this Interim Value adjustment. For example, if you allocate $100,000 to a 3-year Index Account Option and later withdraw the entire amount before the 3 years have ended, you could lose up to $100,000 of your investment.
Charges and Adjustments
Are There Transaction Charges?	Yes. In addition to any negative Interim Value adjustment, you may be charged for other transactions, such as when you request expedited delivery or wire transfer of funds.	Charges and Adjustments- Transaction Expenses
Are There Ongoing Fees and Expenses?
Yes. There is an implicit ongoing fee on Index Account Options to the extent that your participation in Index gains is limited by Jackson of NY through the use of a Cap, Guaranteed Cap, Performance Trigger Rate, or Performance Boost Cap Rate. This means that your returns may be lower than your elected Index's returns. In return for accepting this limit on Index gains, you will receive some protection from Index losses.
Contract Options - Index Account Additional Information About the Index Account Options - Crediting Methods
	RISKS	Location in Prospectus
Is There a Risk of Loss from Poor Performance?
Yes. You can lose money by investing in this Contract. You could experience up to a 90% loss due to poor Index performance after taking into account the current limits on Index loss provided under the Contract. Protection Option rates could change in the future. Available Buffer Protection Options will always be at least 10%.
Principal Risks
Is this a Short-Term Investment?
No. This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. Withdrawals could result in significant reductions to Contract Value, the Death Benefit, and Contract benefits (possibly by more than the amount withdrawn).

Amounts withdrawn from your Contract may also be subject to taxes and tax penalties. Amounts removed from an Index Account Option before the end of the Index Account Option Term may also result in a negative Interim Value adjustment and loss of positive Index performance. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon.

Because Index Account Options are designed to mature at the end of the Index Account Option Term, we need to know by the end of the Index Account Option Term whether you intend to reallocate to a different Contract Option. If you do not provide timely allocation instructions by close of business on the Index Account Option Term Anniversary of an expiring Index Account Option Term as to how you would like your Index Account Option Value allocated for your next Index Account Option Term, we will generally (i) renew the Index Account Option into the same Index Account Option Term, if available; or (ii) if the same Crediting Method, Protection Option, or Index you elected is not available, we will reallocate the Index Account Option Value(s) to the Fixed Account.
Principal Risks Contract Charges Transfers and Reallocations

What Are the Risks Associated with the Investment Options?
An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Contract Options you choose. Each Contract Option (Index Account Options and Fixed Account Options) has its own unique risks. Withdrawals from an Index Account Option prior to the end of the Index Account Option Term are subject to an Interim Value adjustment. You should review the available Contract Options before making an investment decision.

The Cap Rate, Guaranteed Cap Rate, Performance Trigger Rate, and Performance Boost Cap Rate, as applicable, will limit positive Index returns (e.g., limited upside). This may result in you earning less than the Index return. For example, assume the Index return is 15% at the end of the Index Account Option Term:

•Under a Cap Crediting Method with a 10% Cap Rate, we will credit a 10% Index Adjustment at the end of the Index Account Option Term;
•Under a Guaranteed Cap Crediting Method with a 10% Guaranteed Cap Rate, we will credit a 10% Index Adjustment at the end of the Index Account Option Term;
•Under a Performance Trigger Crediting Method with a 10% Performance Trigger Rate, we will credit a 10% Index Adjustment at the end of the Index Account Option Term; and
•Under a Performance Boost Crediting Method with a 10% Performance Boost Cap Rate, we will credit a 10% Index Adjustment at the end of the Index Account Option Term.

The Buffer will limit negative Index returns (e.g., limited protection in the case of market decline). For example, assume an Index return of -25% at the end of the Index Account Option Term:

•If the Buffer is -10%, we will credit a -15% Index Adjustment at the end of the Index Account Option Term.

The Indexes available for election are price return indexes and not total return indexes, and therefore do not reflect dividends paid on the securities composing the Index. This will reduce the Index return and will cause the Index to underperform a direct investment in the securities composing the Index.
Principal Risks
What Are the Risks Related to the Insurance Company?
An investment in the Contract is subject to the risks related to Jackson of NY. Any obligations (including under any Fixed Account Options and Index Account Options), guarantees, and benefits of the Contract are subject to the claims-paying ability of Jackson of NY. More information about Jackson of NY is available upon request by visiting our website at www.jackson.com or by calling 1-800-599-5651.
Principal Risks

	RESTRICTIONS	Location in Prospectus
Are There Restrictions on the Investment Options?
Yes.

Premium Payments.
•The minimum initial Premium payment must be at least $25,000.
•The minimum subsequent Premium payment must be at least $500 ($50 for an automatic payment plan).
•The maximum aggregate Premium payments you may make without our prior approval is $1 million.There is a minimum allocation requirement of $500. Any Premium payment that does not meet this minimum allocation requirement will be held in the Subsequent Premium Holding Account in the Fixed Account until the earlier of (i) the next Contract Anniversary, or (ii) the date on which the total value of all Premiums since the last Premium Allocation Date plus any interest earned in the Subsequent Premium Holding Account equals $500 or more.

Transfers and Reallocations.
•Transfers and reallocations from the Index Account Options are only permitted on Index Account Option Term Anniversaries , unless you exercise a Performance Lock.
•Transfers from the 1-year Fixed Account Option are only permitted on Fixed Account Option Term Anniversaries.
•Transfers from the Performance Lock Holding Account are only permitted on the applicable Premium Allocation Anniversary for the Contract Value on which the Performance Lock was Executed.
•Transfers from the Subsequent Premium Holding Account are only permitted on the earlier of (i) the next Contract Anniversary, or (ii) the date on which the Contract's minimum allocation requirements are met.
•Transfers from the Continuation Adjustment Holding Account are only permitted on Contract Anniversaries.
•Transfers and reallocations are not permitted into Index Account Options with the Guaranteed Cap Crediting Method, which is only available at the time of a Premium payment.
•If you do not want to remain invested in the 1-year Fixed Account Option until the next Contract Fixed Account Option Term Anniversary, or in an Index Account Option until the end of the Index Account Option Term, your only options will be to take a total or partial withdrawal from the Fixed Account Option or Index Account Option, or exercise a Performance Lock from the Index Account Option. Performance Locks and withdrawals out of Index Account Options prior to the end of the Index Account Option Term will be based on the Interim Values of the Index Account Options, and all withdrawals may be subject to Withdrawal Charges, taxes, and tax penalties.

Advisory Fees.
•If you make a withdrawal to pay third-party advisory fees without setting up direct deductions under our administrative rules, your withdrawal will be treated as a standard partial withdrawal under the Contract. It is important to note that deductions to pay advisory fees, even when taken pursuant to our administrative rules, will always reduce your Contract Value and the Contract Value portion of your basic Death Benefit, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including Interim Value adjustments and minimum withdrawal requirements.
Principal Risks Transfers and Reallocations Additional Information About the Index Account Options Access to Your Money - Our Administrative Rules Appendix I: Financial Intermediary Variations

Are There Restrictions on the Investment Options? (continued from previous page)
Investment Restrictions.
•Jackson of NY reserves the right to place restrictions on which Contract Options you may select. This includes restrictions to Index Account Option Crediting Methods, Protection Options, Indexes, and Term lengths. If any such restrictions are in place, they will be listed in Appendix A: Investment Options Available Under the Contract.
•The availability of investment options may vary depending on the broker-dealer or financial intermediary through which the Contract is sold. You should discuss with your financial professional any limitations or restrictions on investment options that apply through their broker-dealer.

Our Rights to Change Index Account Options and Indexes Offered Under the Contract.
•We reserve the right to delete or add Index Account Options, Indexes, Crediting Methods, Protection Options, and Index Account Option Terms in the future. There will always be more than one Index Account Option available, and those options will always be identical or similar to one of the options disclosed in this prospectus.
•We may replace an Index if it is discontinued or the Index is no longer available to us or if the Index's calculation changes substantially. Additionally, we may replace an Index if hedging instruments become difficult to acquire or the cost of hedging related to such Index becomes excessive. We may do so at the end of an Index Account Option Term or during an Index Account Option Term.
•We may change the Crediting Method Rates and Protection Option rates of the Index Account Options available under the Contract, subject to the stated guaranteed minimum or maximum rates. Crediting Method and Protection Option rates will not change during an Index Account Option Term. The current limits on Index losses for new Index Account Option Terms are disclosed in a Rate Sheet Prospectus Supplement. To obtain a copy of the most recent Rate Sheet Prospectus Supplement(s), please visit www.jackson.com/product-literature-11.html.
•There is no guarantee that a particular Index Account Option will be available during the entire time that you own your Contract. We guarantee that at least two Index Account Options will always be available, and that those options will be identical or similar to those outlined in this prospectus.
•If in the future you are not satisfied with the available Index Account Options, you may choose to withdraw your Index Account Option Value or take a total withdrawal from the Contract, but you may be subject to taxes, and tax penalties, and an Interim Value adjustment if the withdrawal is made before the end of an Index Account Option Term.
•Certain Index Account Options and Indexes may not be available through your financial professional. You may obtain information about the Index Account Options and Indexes that are available to you by contacting your financial professional.

Are There any Restrictions on Contract Benefits?
Yes.

Performance Lock.
•Performance Locks will be based upon Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your "locked in" Index Account Option Value, and it may be higher or lower than it was on the Business Day we received your Performance Lock request.
•Only one partial Performance Lock per Premium Year per Index Account Option is permitted.
•A Performance Lock of the full Interim Value ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option. Once a Performance Lock has been processed, it is irrevocable.

Financial Intermediary Variations.
•The availability of Contract benefits may vary depending on the broker-dealer or financial intermediary through which the Contract is sold. You should discuss with your financial professional any limitations or restrictions on Contract benefits that apply through their broker-dealer.
Benefits Available Under the Contracts Transfers and Reallocations - Performance Lock Appendix A: Investment Options Available Under the Contract Appendix I: Financial Intermediary Variations
	TAXES	Location in Prospectus
What Are the Contract's Tax Implications?
•Consult with a tax professional to determine the tax implications of an investment in and purchase payments received under this Contract.
•If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax benefit.
•Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½.
Taxes
	CONFLICTS OF INTEREST	Location in Prospectus
How Are Investment Professionals Compensated?
Your financial professional may receive compensation for selling this Contract to you in the form of advisory fees, revenue sharing, and other compensation programs. Accordingly, investment professionals may have a financial incentive to offer or recommend this Contract over another investment.
Distribution of Contracts
Should I Exchange My Contract?
Some financial professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only consider exchanging your Contract if you determine, after comparing the features, fees, and risks of both contracts, and any fees or penalties to terminate the existing contract, that it is preferable to purchase the new contract rather than continue to own your existing Contract.
Non-Qualified Contracts - 1035 Exchanges

BENEFITS AVAILABLE UNDER THE CONTRACTS

The following tables summarize information about the benefits available under the Contract.

Basic Death Benefit (automatically included with the Contract)

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Basic Death Benefit
Guarantees your Beneficiaries will receive a benefit at least equal to the greater of your Contract Value or your total Premiums paid reduced for prior withdrawals (including any applicable charges and adjustments) in the same proportion that the Contract Value was reduced on the date of the withdrawal. *For Owners age 81 and older at the time the Contract issued, the basic death benefit is equal to the current Contract Value.
		No additional charge	•Withdrawals could significantly reduce the benefit. •Payment of advisory fees via direct deduction from Contract Value could significantly reduce the benefit. •Benefit terminates on annuitization.

Other Add-On Benefits Included With All Contracts At No Additional Cost

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Performance Lock
Allows you to transfer the full Interim Value from your selected Index Account Option into the Performance Lock Holding Account Option, where it will earn the declared rate of interest beginning on the Performance Lock Date until the next Contract Anniversary.
None
•Uses the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your "locked in" Index Account Value, and it may be higher or lower than it was on the Business Day we received your request.
•A full Performance Lock ends the Index Account Option Term for the Index Account Option out of which it is transferred, effectively terminating that Index Account Option.
•Once a Performance Lock has been processed, it is irrevocable.
•Partial Performance Locks may only be executed once per Index Account Option per Premium Year.

BUYING THE CONTRACT

Q. How do I purchase the Jackson Market Link Pro® Advisory 4 Contract?

A. To purchase a Contract, you must complete an application. Your financial professional will submit your application, along with your initial Premium payment, to us. Acceptance of applications is subject to Jackson of NY’s rules. We reserve the right to reject any application or initial Premium payment.

Q. How much can I contribute and how is my Premium payment invested?

A. You may allocate Premium to any available Index Account Option or Fixed Account Option.

	NON-QUALIFIED CONTRACTS	QUALIFIED CONTRACTS
Minimum Initial Premium	$25,000 (under most circumstances)	$25,000
Minimum Subsequent Premiums	$500 ($50 for auto payment plan)	$500 ($50 for auto payment plan)
Maximum Total Premiums	$1,000,000 (without prior approval) Jackson of NY reserves the right to lower the maximum.

Q. When will my Premium payment be credited to my account?

A. We will issue your Contract and allocate your Premium payment within two Business Days (days when the New York Stock Exchange is open) after we receive your initial Premium payment and all information that we require for the purchase of a Contract in Good Order, including allocation instructions. If we do not receive all information required to issue your Contract, including allocation instructions, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Q.    Can I access the money in my account during the accumulation phase?

A.    Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay a taxes, including tax penalties). In addition, withdrawals taken from Index Account Options prior to the Index Account Option Term Anniversary are subject to an Interim Value adjustment. Interim Values generally reflect less gain and more downside than would otherwise apply at the end of the Index Account Option Term. The Interim Value adjustment may result in a loss even if the Index is performing positively at the time of the transaction and cause you to lose a significant amount of money.

You can have access to the money in your Contract by making a partial or total withdrawal, or by electing the Automatic Withdrawal Program. Withdrawals will reduce the Contract Value of your Contract (including the amount of the death benefit). However, withdrawing the Contract Value of your Contract below a certain level will terminate your Contract.

Q.    Are there limitations and consequences associated with taking money out of my Contract during the accumulation phase?

A.    Yes. These limitations and consequences include:

Limitations on withdrawal amounts
The minimum withdrawal amount is the lesser of $500 or, if less, the entire amount in the applicable Index Account or Fixed Account Option. The minimum withdrawal is $50 under the Automatic Withdrawal Program.

Charges, Interim Value adjustment, and taxes	As described above, when you take out money, there may be an Interim Value adjustment (for withdrawals from the Index Account Options), and applicable taxes.
Negative impact of withdrawal on benefits and guarantees of your Contract	A withdrawal may have a negative impact on certain standard benefits that you may elect. It may reduce the value of or even terminate certain benefits.

Q.    What is the process to request a withdrawal of money from my Contract?

A.    You can request a withdrawal from the Contract at any time before the Income Date. To request a partial or total withdrawal, you can send a written request in Good Order to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

You may also submit partial withdrawal requests online or via telephone if you have provided telephone and electronic authorization according to our administrative rules. Generally, for partial or total withdrawal requests received in Good Order before the end of the Business Day, we will process your request that day. If we receive your request in Good Order after the close of the end of the Business Day, your request will be processed the next Business Day. Generally, Jackson of NY will pay the withdrawal proceeds within seven days of a request in Good Order.

Q.    Can I access the money in my account during the income phase?

A.    The income phase of your Contract occurs when you begin receiving regular income payments from us. You can choose an income option and the date income payments begin (subject to a maximum age). All of the Contract Value must be annuitized. If you annuitize, you may no longer withdraw money at will from your Contract. However, under income options with a specified period, the Beneficiary may request a lump sum payment subject to a commutation fee.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees, expenses, and adjustments that you will pay when purchasing, owning, and making partial or total withdrawals from an Index Account Option or from the Contract. The tables do not reflect any advisory fees paid to third-party financial professionals from your Contract Value or other assets you may hold, and if such advisory fees were reflected, the fees and expenses would be higher. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you purchase the Contract, take withdrawals from an Index Account Option or from the Contract, or transfer Contract Value between Contract Options. State premium taxes may also be deducted.
Transaction Expenses

Premium Taxes (Percentage of Premium)[1]	Minimum	0.0%
	Maximum	3.5%
Expedited Delivery Charge[2]	Highest Current Charge	$22.50
Wire Transfers (for withdrawals)[3]	Highest Current Charge	$25
1.    Premium taxes generally range from 0.0% to 3.5%.
2.    We pass the current charges for requested expedited delivery services through to you directly, with no added fees or profits to us. This means these charges are subject to change and are not subject to a maximum. Between Monday and Friday, the current Expedited Delivery Charge is $10. On Saturday, the current Expedited Delivery Charge is $22.50.
3.    We pass the current charges for requested wire transfer services through to you directly, with no added fees or profits to us. This means these charges are subject to change and are not subject to a maximum. Currently, standard wire fees are $20, and international wire fees are $25.

Adjustments

The next table describes the adjustments, in addition to any transaction expenses, that apply if all or a portion of the Contract Value is removed from an Index Account Option or from the Contract before the expiration of a specified period.

Adjustments	Maximum Adjustment
Interim Value Adjustment Maximum Potential Loss[1] (as a percentage of Contract Value allocated to an Index Account Option)	100%
1.An Interim Value adjustment will apply to your Index Account Option Value upon removal of Contract Value from an Index Account Option prior to the end of the Index Account Option Term or exercise of a Performance Lock. The Interim Value adjustment will apply upon partial or total withdrawals from the Contract, automatic withdrawals, required minimum distributions ("RMDs"), direct deductions of advisory fees pursuant to our administrative rules, amounts applied to an income option upon annuitization, and payment of the Contract Value element of the death benefit.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract.
Annual Contract Expenses

Annual Contract Expenses	Maximum Charge
Administrative Charge	None
Base Contract Charge	None

In addition to the fees described above, we limit the amount you can earn on the Index Account Options. This means your returns may be lower than the Index's returns. In return for accepting this limit on Index gains, you will receive some protection from Index losses.

APPENDIX A: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT
The availability of Contract benefits may vary depending on the broker-dealer or financial intermediary through which the Contract is sold. See Appendix E: Financial Intermediary Variations.

The following is a list of the Index Account Options currently available under the Contract. We may change the features of the Index Account Options listed below (including the Index and the current limits on Index gains and losses), offer new Index Account Options, and terminate existing Index Account Options. We will provide you with written notice before making any changes other than the changes to current limits on Index gains. Information about current limits on Index gains is available at Jackson.com/RatesJMLPA4NY. The current Buffer rates for new Index Account Option Terms are disclosed in a Rate Sheet Prospectus Supplement. To obtain a copy of the most recent Rate Sheet Prospectus Supplement(s), please visit
www.jackson.com/product-literature-11.html.

Note: If amounts are removed from an Index Account Option before the end of the Index Account Option Term, we will apply an Interim Value adjustment. This may result in a significant reduction in your Contract Value that could exceed any protection from Index loss that would be in place if you held the option until the end of the Index Account Option Term.

Index	Type of Index	Term	Current Limit on Index Loss (if held until the end of the Index Account Option Term)	Guaranteed Minimum Crediting Method Rate (for the life of the Index Account Option)
S&P 500[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
S&P 500[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Trigger Rate
S&P 500[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
S&P 500[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
S&P 500[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
S&P 500[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate

Index	Type of Index	Term	Current Limit on Index Loss (if held until the end of the Index Account Option Term)	Guaranteed Minimum Crediting Method Rate (for the life of the Index Account Option)
S&P 500[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
S&P 500[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Dow Jones Industrial Average[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Trigger Rate
Dow Jones Industrial Average[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Dow Jones Industrial Average[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Dow Jones Industrial Average[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Dow Jones Industrial Average[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Russell 2000[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate

Index	Type of Index	Term	Current Limit on Index Loss (if held until the end of the Index Account Option Term)	Guaranteed Minimum Crediting Method Rate (for the life of the Index Account Option)
Russell 2000[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
Russell 2000[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Trigger Rate
Russell 2000[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Russell 2000[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
Russell 2000[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Russell 2000[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Russell 2000[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
MSCI EAFE[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
MSCI EAFE[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Trigger Rate
MSCI EAFE[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate

Index	Type of Index	Term	Current Limit on Index Loss (if held until the end of the Index Account Option Term)	Guaranteed Minimum Crediting Method Rate (for the life of the Index Account Option)
MSCI EAFE[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
MSCI EAFE[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
MSCI EAFE[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
MSCI EAFE[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
MSCI Emerging Markets[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
MSCI Emerging Markets[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Trigger Rate
MSCI Emerging Markets[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
MSCI Emerging Markets[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate

Index	Type of Index	Term	Current Limit on Index Loss (if held until the end of the Index Account Option Term)	Guaranteed Minimum Crediting Method Rate (for the life of the Index Account Option)
MSCI Emerging Markets[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
MSCI Emerging Markets[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
MSCI Emerging Markets[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Nasdaq-100[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
Nasdaq-100[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Trigger Rate
Nasdaq-100[1]	Market Index	1 yr	See current Rate Sheet Prospectus Supplement	3.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Nasdaq-100[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Guaranteed Cap Rate, 100% Guaranteed Index Participation Rate
Nasdaq-100[1]	Market Index	3 yr	See current Rate Sheet Prospectus Supplement	9.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate
Nasdaq-100[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate

Index	Type of Index	Term	Current Limit on Index Loss (if held until the end of the Index Account Option Term)	Guaranteed Minimum Crediting Method Rate (for the life of the Index Account Option)
Nasdaq-100[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Cap Rate, 100% Index Participation Rate
Nasdaq-100[1]	Market Index	6 yr	See current Rate Sheet Prospectus Supplement	18.0% Performance Boost Cap Rate, 10.0% Performance Boost Rate

1.All Indexes are price return indexes and not total return indexes, and therefore do not reflect dividends paid on the securities composing the Index. This will reduce the Index Return and will cause the Index to underperform a direct investment in the securities composing the Index.

We reserve the right to delete or add Index Account Options, Indexes, Crediting Methods, Protection Options, and Index Account Option Terms in the future. There will always be more than one Index Account Option available, and those options will always be identical or similar to one of the options disclosed in this prospectus. When offered, available Buffer rates are guaranteed to be no less than 10%.

The following is a list of Fixed Account Options currently available under the Contract. We may change the features of the Fixed Account Options listed below, offer new Fixed Account Options, and terminate existing Fixed Account Options. We will provide you with written notice before doing so.

Name	Term	Minimum Guaranteed Interest Rate
1-year Fixed Account Option	1-year	2.40%
Performance Lock Holding Account	Until the next Premium Allocation Anniversary following exercise of Performance Lock	2.40%
Subsequent Premium Holding Account	Until the earlier of (i) the next Contract Anniversary or (ii) the Contract's minimum allocation requirements are met	2.40%
Continuation Adjustment Holding Account	Until the next Contract Anniversary	2.40%

Back Cover Page

This summary prospectus incorporates by reference the Jackson Market Link Pro® Advisory 4 prospectus and Statement of Additional Information (SAI), both dated ________, 2026, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.

EDGAR contract identifier #____________
B-1